Exhibit 99.1

For immediate release
November 12, 2021

Star Equity Holdings, Inc. Announces 2021 Third Quarter Financial Results
Q3 2021 revenues increased 64.5% in Construction and 16.1% in Healthcare
Net debt decreased by $10.6 million versus a year ago
Old Greenwich, CT. - Star Equity Holdings, Inc. (Nasdaq: STRR; STRRP) (“Star Equity” or the “Company”), a diversified holding company, reported today its financial results for the third quarter (Q3) and nine months (9M) ended September 30, 2021.
Following the sale of DMS Health Technologies, Inc. (“DMS Health”) for $18.75 million and the sale of another healthcare business for $1.4 million in early 2021, all financial results for the 2021 and 2020 reporting periods, unless stated otherwise, relate to continuing operations, which include the Healthcare (Diagnostic Services and Diagnostic Imaging), Construction, and Investments divisions.
Q3 2021 Financial Highlights vs. Q3 2020 (unaudited)
•Total revenues from continuing operations increased 35.4% to $28.9 million from $21.3 million
•Gross profit from continuing operations was $3.7 million for both periods
•Net loss from continuing operations was $2.1 million (or $0.42 per basic and diluted share) compared to a net loss from continuing operations of $1.6 million (or $0.34 per basic and diluted share)
•Non-GAAP adjusted EBITDA from continuing operations decreased to a loss of $0.6 million from a loss of $0.1 million
•As of September 30, 2021, cash and cash equivalents and restricted cash increased to $5.7 million from $4.4 million and net debt decreased to $8.3 million from $18.9 million
9M 2021 Financial Highlights vs. 9M 2020 (unaudited)
•Total revenues from continuing operations increased 40.0% to $77.0 million from $55.0 million
•Gross profit from continuing operations decreased to $8.3 million from $10.1 million
•Net loss from continuing operations was $4.5 million (or $0.90 per basic and diluted share) compared to a net loss from continuing operations of $4.8 million (or $1.46 per basic and diluted share)
•Non-GAAP adjusted EBITDA from continuing operations decreased to a loss of $4.5 million from $0.1 million

Jeff Eberwein, Executive Chairman, noted, “In Q3 2021, our Healthcare division continued to rebound to more normal levels with revenue increasing 16.1% versus the prior year quarter. Our Construction division grew revenue by 64.5% due to higher output at both KBS and EBGL and pricing increases we implemented to mitigate the impact of higher raw materials costs. Although the gross margin percentage at our Construction division remained below normal levels in Q3, it did improve versus the first half of 2021 and is expected to continue to improve in the fourth quarter of 2021 due to steps we have taken to increase pricing and improve operations.”
Mr. Eberwein continued, “With the asset sales completed at end of Q1 2021, we substantially improved our balance sheet by reducing net debt from $18.9 million a year ago to $8.3 million at the end of Q3 2021. We are now better positioned to fund high-return internal growth investments and pursue acquisitions, which could be either bolt-ons for our Healthcare or Construction divisions, or entry into a new business sector.”

Revenues
The Company’s consolidated Q3 2021 revenues from continuing operations increased 35.4% to $28.9 million from $21.3 million in the third quarter of the prior year.

Revenues in $ thousands	Q3 2021	Q3 2020	% change	9M 2021	9M 2020	% change
Healthcare	$14,807	$12,759	16.1%	$42,984	$35,907	19.7%
Construction	14,052	8,542	64.5%	34,035	19,061	78.6%
Investments	—	17	(100.0)%	—	50	(100.0)%
Total Revenues	$28,859	$21,318	35.4%	$77,019	$55,018	40.0%

Healthcare Q3 2021 and 9M 2021 revenues increased 16.1% and 19.7%, respectively, versus the prior year, which is a result of the continuation of the division’s recovery from the COVID-19 pandemic-related downturn. Healthcare providers have largely reopened for onsite visits and we are operating at more normal levels.

Construction Q3 2021 and 9M 2021 revenues increased 64.5% and 78.6%, respectively, versus the prior year periods. The increase in revenues for the Construction division was due to increased production levels and increased pricing on both residential and commercial projects at both our EBGL and KBS businesses, which together accounted for 48.7% of Star Equity’s consolidated revenues in Q3 2021.

Gross Profit

Gross profit (loss) in $ thousands	Q3 2021	Q3 2020	% change	9M 2021	9M 2020	% change
Healthcare	$3,256	$2,475	31.6%	$9,263	$7,534	22.9%
Healthcare gross margin	22.0%	19.4%	2.6%	21.5%	21.0%	0.5%
Construction	541	1,253	(56.8)%	(759)	2,709	(128.0)%
Construction gross margin	3.8%	14.7%	(10.9)%	(2.2)%	14.2%	(16.4)%
Investments	(50)	(48)	4.2%	(176)	(146)	20.5%
Total gross profit	$3,747	$3,680	1.8%	$8,328	$10,097	(17.5)%
Total gross margin	13.0%	17.3%	(4.3)%	10.8%	18.4%	(7.6)%

Healthcare Q3 2021 and 9M 2021 gross profit increased 31.6% and 22.9%, respectively, versus the prior year periods, as revenues trended towards more normal levels and an increased percentage of high-margin new cameras were sold.

Construction Q3 2021 and 9M 2021 gross profit decreased 56.8% and 128.0%, respectively, from the prior year periods, due to the adverse impact of a rapid and historic rise in raw materials costs. We have significantly increased pricing levels during 2021 to offset these higher input costs and expect to see further benefit from these increases on our margins in the fourth quarter of this year. Our backlog and sales pipeline remain at record levels.
Operating Expenses
On a consolidated basis, Q3 2021 and 9M 2021 sales, general and administrative (SG&A) expenses increased by $0.7 million, or 14.9%, and $2.8 million or 21.3%, respectively, versus the prior year periods. However, most of the increase in SG&A was directly associated with increased headcount and outside services. SG&A as a percentage of revenue decreased in Q3 2021 and 9M 2021 to 18.0% and 20.6%, respectively, versus 21.2% and 23.7% in the corresponding prior year periods.

Net Income
Q3 2021 net loss from continuing operations was $2.1 million, or $0.42 per basic and diluted share, compared to net loss of $1.6 million, or $0.34 per basic and diluted share, in the same period in the prior year. Q3 2021 non-GAAP adjusted net loss from continuing operations was $1.5 million, or $0.29 per basic and diluted share, compared to adjusted net loss from continuing operations of $1.0 million, or $0.21 per basic and diluted share, in the prior year period.
9M 2021 net loss from continuing operations was $4.5 million, or $0.90 per basic and diluted share, compared to a net loss of $4.8 million, or $1.46 per basic and diluted share, in the same period in the prior year. 9M 2021 non-GAAP adjusted net loss from continuing operations was $6.9 million, or $1.38 per basic and diluted share, compared to an adjusted net loss from continuing operations of $2.6 million, or $0.80 per basic and diluted share, in the prior year period.
Non-GAAP Adjusted EBITDA
Q3 2021 non-GAAP adjusted EBITDA from continuing operations decreased to a loss of $0.6 million from a loss of $0.1 million in the same quarter of the prior year due to a decrease in gross profit for the Construction division, partially offset by an increase in adjusted EBITDA from the Healthcare division.

9M 2021 non-GAAP adjusted EBITDA from continuing operations decreased to a loss of $4.5 million from $0.1 million in the same period of the prior year due to a decrease in gross profit for the Construction division, offset by an increase in adjusted EBITDA from the Healthcare division.
Operating cash flow
Q3 2021 cash flow from operations was an outflow of $0.6 million, compared to an outflow of $1.9 million for the same period in the prior year. The outflow was due to investment in working capital and operating losses primarily stemming from increased raw materials costs at the Construction division. Q3 2021 capital expenditure was $0.3 million, compared to $0.4 million in the prior year period.

9M 2021 cash flow from operations was an outflow of $8.2 million, compared to an outflow of $1.9 million for the same period in the prior year, due to increased investment in working capital primarily attributable to increased raw materials costs at the Construction division. 9M 2021 capital expenditure was $0.7 million, compared to $0.6 million in the prior year period.

Preferred Stock Dividends
In each of Q2 and Q3 2021, the Company’s Board of Directors (the “Board”) declared and paid a cash dividend of $0.25 per share to holders of the Company’s 10% Series A Cumulative Perpetual Preferred Stock, representing approximately $0.5 million per dividend.
Net Operating Loss Carryforward (NOL)
Star Equity has approximately $94.9 million of usable federal net operating losses (“NOL”) as of year-end 2020, which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has an NOL protection plan, described below, limiting beneficial ownership of Star Equity common stock to 4.99%. Stockholders who wish to own more than 4.99% of Star Equity common stock, or who already own more than 4.99% of Star Equity common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.
On June 2, 2021, the Board adopted a tax benefit preservation plan in the form of a Section 382 Rights Agreement (the “382 Agreement”). The 382 Agreement is intended to diminish the risk that our ability to use our net operating loss carryforwards to reduce future federal income tax obligations may become substantially limited due to an “ownership change,” as defined in Section 382 of the Internal Revenue Code. The Board authorized and declared a dividend distribution of one right for each outstanding share of common stock, par value $0.0001 per share, of the Company to stockholders of record as of the close of business on June 14, 2021. Each right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series C Participating Preferred Stock, par value $0.0001 per share, of the Company at an exercise price of $12.00 per one one-thousandth of a Preferred Share, subject to adjustment.
The rights will become exercisable following (i) 10 days after a public announcement by the Company that a person or group has become an Acquiring Person; and (ii) 10 business days (or a later date determined by the Board) after a person or group begins a tender or an exchange offer that, if completed, would result in that person or group becoming an Acquiring Person.

In addition, upon the occurrence of certain events, the exercise price of the rights would be adjusted and holders of the rights (other than rights owned by an acquiring person or group) would be entitled to purchase common stock at approximately half of market value. Given the potential adjustment of the exercise price of the rights, the rights could cause substantial dilution to a person or group that acquires 4.99% or more of the Company's common stock on terms not approved by the Company's Board of Directors.
No rights were exercisable at September 30, 2021. There was no impact to the Company's financial results as a result of the adoption of the rights plan for the quarter ended September 30, 2021.
Conference Call Information
A conference call is scheduled for 11:00 a.m. ET (8:00 a.m. PT) on November 12, 2021 to discuss the results and management’s outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Star Equity. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at starequity.com/events-and-presentations/presentations; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

If you have any questions, either prior to or after our scheduled Earnings Conference call, please e-mail admin@starequity.com or lcati@equityny.com.

Use of Non-GAAP Financial Measures by Star Equity Holdings, Inc.

This release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per basic and diluted share,” “adjusted cash earnings per share”, and “adjusted EBITDA from continuing operations.” The most directly comparable measure for these non-GAAP financial measures are “net income and basic and diluted net income per share”, and “cash flows from operating activities”. The Company has included below unaudited adjusted financial information, which presents the Company’s results of operations after excluding acquired intangible asset amortization, one time transaction costs, financing costs, gain or loss from the early retirement of debt, litigation costs, COVID-19 protection equipment, unrealized gain (loss) on available-for-sale securities, non-recurring gain on disposals, non-recurring costs related to sales and use tax and income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization, and stock-based compensation.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2021.
About Star Equity Holdings, Inc.
Star Equity Holdings, Inc. is a diversified holding company with three divisions: Healthcare, Construction, and Investments.
Healthcare
Our Healthcare division designs, manufactures, and distributes diagnostic medical imaging products and provides mobile imaging services. Our Healthcare division operates in two businesses: (i) diagnostic services and (ii) diagnostic imaging. The diagnostic services business offers imaging services to healthcare providers as an outsourced alternative to purchasing and operating their own equipment. The diagnostic imaging business develops, sells, and maintains solid-state gamma cameras.
Construction
Our Construction division manufactures modular housing units for commercial and residential real estate projects and operates in two businesses: (i) modular building manufacturing and (ii) structural wall panel and wood foundation manufacturing, including building supply distribution operations for professional builders.
Investments
Our Investments division manages and finances the Company’s real estate assets and investments.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, free cash flow (FCF), capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of the Company or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Moreover, forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the substantial amount of debt of the Company and the Company’s ability to repay or refinance it or incur additional debt in the future; the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on the Company’s preferred stock; the restrictions contained in the debt agreements that limit the discretion of management in operating the business; legal, regulatory, political and economic risks in markets and public health crises that reduce economic activity and cause restrictions on operations (including the recent coronavirus COVID-19 outbreak); the length of time associated with servicing customers; losses of significant contracts or failure to get potential contracts being discussed; disruptions in the relationship with third party vendors; accounts receivable turnover; insufficient cash flows and resulting lack of liquidity; the Company's inability to expand the Company's business; unfavorable changes in the extensive governmental legislation and regulations governing healthcare providers and the provision of healthcare services and the competitive impact of such changes (including unfavorable changes to reimbursement policies); high costs of regulatory compliance; the liability and compliance costs regarding environmental regulations; the underlying condition of the technology support industry; the lack of product diversification; development and introduction of new technologies and intense competition in the healthcare industry; existing or increased competition; risks to the price and volatility of the Company’s common stock and preferred stock; stock volatility and in liquidity; risks to preferred stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the terms of the Company’s preferred stock; the Company’s ability to execute on its business strategy (including any cost reduction plans); the Company’s failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; risks associated with the Company’s possible pursuit of acquisitions; the Company’s ability to consummate successful acquisitions and execute related integration, as well as factors related to the Company’s business including economic and financial market conditions generally and economic conditions in the Company’s markets; failure to keep pace with evolving technologies and difficulties integrating technologies; system failures; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; and the continued demand for and market acceptance of the Company’s services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This release reflects management’s views as of the date presented.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For more information contact:
Star Equity Holdings, Inc.	The Equity Group
Jeffrey E. Eberwein	Lena Cati
Executive Chairman	Vice President
203-489-9501	212-836-9611
admin@starequity.com	lcati@equityny.com

(Financial tables follow)

Star Equity Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2021	2020	2021	2020
Revenues:
Healthcare	$14,807	$12,759	$42,984	$35,907
Construction	14,052	8,542	34,035	19,061
Investments	—	17	—	50
Total revenues	28,859	21,318	77,019	55,018

Cost of revenues:
Healthcare	11,551	10,283	33,721	28,372
Construction	13,511	7,290	34,794	16,353
Investments	50	65	176	196
Total cost of revenues	25,112	17,638	68,691	44,921

Gross profit	3,747	3,680	8,328	10,097

Operating expenses:
Selling, general and administrative	5,201	4,528	15,839	13,061
Amortization of intangible assets	430	561	1,298	1,696
Gain on sale of MD Office Solutions	—	—	(847)	—
Total operating expenses	5,631	5,089	16,290	14,757

Loss from operations	(1,884)	(1,409)	(7,962)	(4,660)

Other (expense) income :
Other income, net	3	135	4,208	967
Interest expense, net	(260)	(309)	(732)	(1,008)
Total other (expense) income	(257)	(174)	3,476	(41)

Loss from continuing operations before income taxes	(2,141)	(1,583)	(4,486)	(4,701)
Income tax expense	—	(11)	(34)	(72)
Loss from continuing operations, net of tax	(2,141)	(1,594)	(4,520)	(4,773)
(Loss) income from discontinued operations, net of tax	—	(166)	5,955	(1,227)
Net (loss) income	(2,141)	(1,760)	1,435	(6,000)
Deemed dividend on Series A perpetual preferred stock	(479)	(474)	(1,437)	(1,442)
Net loss attributable to common shareholders	$(2,620)	$(2,234)	$(2)	$(7,442)

Net income (loss) per share—basic and diluted
Net loss per share, continuing operations	$(0.42)	$(0.34)	$(0.90)	$(1.46)
Net (loss) income per share, discontinued operations	$—	$(0.04)	$1.19	$(0.37)
Net (loss) income per share—basic and diluted	$(0.42)	$(0.37)	$0.29	$(1.83)
Deemed dividend on Series A cumulative perpetual preferred stock per share	$(0.09)	$(0.10)	$(0.29)	$(0.44)
Net loss per share, attributable to common shareholders—basic and diluted:	$(0.51)	$(0.47)	$—	$(2.27)
Weighted-average shares outstanding—basic and diluted	5,101	4,724	5,019	3,280

Dividends declared per Series A redeemable preferred stock	$0.25	$—	$0.50	$—

Net (loss) income	$(2,141)	$(1,760)	$1,435	$(6,000)

Star Equity Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share amounts)

	September 30, 2021	December 31, 2020
Assets:
Current assets:
Cash and cash equivalents	$5,572	$3,225
Restricted cash	168	168
Accounts receivable, net	15,928	12,975
Inventories, net	9,980	9,787
Other current assets	2,695	2,025
Assets held for sale	—	20,756
Total current assets	34,343	48,936
Property and equipment, net	9,130	9,762
Operating lease right-of-use assets	3,692	1,769
Intangible assets, net	15,502	16,900
Goodwill	9,405	9,542
Other assets	2,815	1,384
Total assets	$74,887	$88,293

Liabilities, Mezzanine Equity and Stockholders’ Equity:
Current liabilities:
Accounts payable	$4,592	$4,952
Accrued compensation	3,202	2,825
Accrued warranty	426	214
Deferred revenue	3,653	2,184
Short-term debt and current portion of long-term debt	14,026	18,362
Payable to related parties	—	2,307
Operating lease liabilities, current portion	1,043	1,011
Other current liabilities	2,657	3,000
Liabilities held for sale	—	7,871
Total current liabilities	29,599	42,726
Long-term debt, net of current portion	—	3,700
Deferred tax liabilities	85	51
Operating lease liabilities, net of current portion	2,700	828
Other liabilities	1,185	1,059
Total liabilities	33,569	48,364

Preferred stock, $0.0001 par value: 10,000,000 shares authorized: 10% Series A Cumulative Perpetual Preferred Stock, 8,000,000 shares authorized, liquidation preference ($10.00 per share), 1,915,637 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	21,979	21,500

Stockholders’ equity:
Preferred stock, $0.0001 par value: 25,000 shares authorized; Series C Participating Preferred stock, no shares issued or outstanding	—	—
Common stock, $0.0001 par value: 30,000,000 shares authorized; 5,120,978 and 4,798,367 shares issued and outstanding (net of treasury shares) at September 30, 2021 and December 31, 2020, respectively	—	—
Treasury stock, at cost; 258,849 shares at September 30, 2021 and December 31, 2020, respectively	(5,728)	(5,728)
Additional paid-in capital	148,618	149,143

Accumulated deficit	(123,551)	(124,986)
Total stockholders’ equity	19,339	18,429
Total liabilities, mezzanine equity and stockholders’ equity	$74,887	$88,293

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net loss from continuing operations	$(2,141)	$(1,594)	$(4,520)	$(4,773)
Acquired intangible amortization	430	561	1,298	1,696
Unrealized loss (gain) on derivatives and equity securities (1)	92	(53)	381	(33)
Litigation costs (2)	88	65	213	244
MDOS gain (3)	—	—	(847)	—
Tenant receivable (4)	—	—	323	—
Write off of software costs (5)	—	—	70	—
Transaction cost (6)	—	—	—	115
Financing cost (7)	52	—	231	—
COVID -19 Protection Equipment (8)	23	17	82	46
SBA PPP Loan forgiveness (9)	—	—	(4,179)	—
Income tax expense	—	11	34	72
Non-GAAP adjusted net loss from continuing operations	$(1,456)	$(993)	$(6,914)	$(2,633)

Net loss per diluted share from continuing operations	$(0.42)	$(0.34)	$(0.90)	$(1.46)
Acquired intangible amortization	0.08	0.12	0.26	0.52
Unrealized loss (gain) on derivatives and equity securities (1)	0.02	(0.01)	0.08	(0.01)
Litigation costs (2)	0.02	0.01	0.04	0.07
MDOS gain (3)	—	—	(0.17)	—
Tenant receivable (4)	—	—	0.06	—
Write off of software costs (5)	—	—	0.01	—
Transaction cost (6)	—	—	—	0.04
Financing cost (7)	0.01	—	0.05	—
COVID -19 Protection Equipment (8)	—	—	0.02	0.01
SBA PPP Loan forgiveness (9)	—	—	(0.83)	—
Income tax expense	—	—	0.01	0.02
Non-GAAP adjusted net loss per basic and diluted share from continuing operations (10)	$(0.29)	$(0.21)	$(1.38)	$(0.80)
(1)Reflects change in fair value of investments in derivatives and equity securities.
(2)Reflects one time litigation costs.
(3)Reflects the gain from the sale of MDOS.
(4)Reflects one time write off in uncollectible tenant receivable.
(5)Reflects one time write off in software implementation costs.
(6)Reflects legal and other costs related to the ATRM merger and holding company conversion.
(7)Reflects financing costs from our credit facilities.
(8)Reflects purchases related to COVID -19 Protection Equipment.
(9)Reflects the forgiveness of the Paycheck Protection Program.
(10)Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands)

For The Three Months Ended September 30, 2021	Diagnostic Services	Diagnostic Imaging	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$577	$276	$(1,338)	$(155)	$(1,501)	$(2,141)
Depreciation and amortization	273	48	489	50	—	860
Interest (income) expense	(31)	105	100	86	—	260
EBITDA from continuing operations	819	429	(749)	(19)	(1,501)	(1,021)

Unrealized loss (gain) on derivatives and equity securities (1)	—	—	95	—	(3)	92
Litigation costs (2)	—	—	—	—	88	88
Stock-based compensation	3	3	3	—	118	127
Financing cost (7)	—	13	39	—	—	52
COVID-19 Protection Equipment (8)	23	—	—	—	—	23
Non-GAAP adjusted EBITDA from continuing operations	$845	$445	$(612)	$(19)	$(1,298)	$(639)

For The Three Months Ended September 30, 2020	Diagnostic Services	Diagnostic Imaging	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$56	$(718)	$(480)	$(66)	$(386)	$(1,594)
Depreciation and amortization	280	60	580	65	—	985
Interest expense	18	77	214	—	—	309
Income tax expense	—	7	4	—	—	11
EBITDA from continuing operations	354	(574)	318	(1)	(386)	(289)

Unrealized gain on derivatives and equity securities (1)	—	—	—	—	(53)	(53)
Litigation costs (2)	—	—	—	—	65	65
Stock-based compensation	33	55	—	—	30	118
COVID-19 Protection Equipment (8)	—	17	—	—	—	17
Non-GAAP adjusted EBITDA from continuing operations	$387	$(502)	$318	$(1)	$(344)	$(142)

For The Nine Months Ended September 30, 2021	Diagnostic Services	Diagnostic Imaging	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$2,250	$3,063	$(5,563)	$(284)	$(3,986)	$(4,520)
Depreciation and amortization	832	166	1,450	176	—	2,624
Interest expense	2	187	456	87	—	732
Income tax expense	—	34	—	—	—	34
EBITDA from continuing operations	3,084	3,450	(3,657)	(21)	(3,986)	(1,130)

Unrealized loss (gain) on derivatives and equity securities (1)	—	—	398	—	(17)	381
Litigation costs (2)	—	—	—	—	213	213
Stock-based compensation	42	78	3	—	266	389
MDOS gain (3)	(847)	—	—	—	—	(847)
Tenant receivable (4)	—	—	323	—	—	323
Write off of software costs (5)	—	—	70	—	—	70
Financing cost (7)	—	89	142	—	—	231
COVID-19 Protection Equipment (8)	80	2	—	—	—	82
SBA PPP Loan forgiveness (9)	—	(2,959)	(1,220)	—	—	(4,179)
Non-GAAP adjusted EBITDA from continuing operations	$2,359	$660	$(3,941)	$(21)	$(3,524)	$(4,467)

For The Nine Months Ended September 30, 2020	Diagnostic Services	Diagnostic Imaging	Construction	Investments	Star Equity Corporate	Total

Net loss from continuing operations	$(359)	$(327)	$(1,823)	$(266)	$(1,998)	$(4,773)
Depreciation and amortization	917	189	1,723	196	—	3,025
Interest expense	56	244	708	—	—	1,008
Income tax expense	12	54	6	—	—	72
EBITDA from continuing operations	626	160	614	(70)	(1,998)	(668)

Unrealized gain on derivatives and equity securities (1)	—	—	—	—	(33)	(33)
Litigation costs (2)	—	—	—	—	244	244
Stock-based compensation	100	173	—	—	98	371
Transaction cost (6)	—	—	—	—	115	115
COVID-19 Protection Equipment (8)	—	46	—	—	—	46
Non-GAAP adjusted EBITDA from continuing operations	$726	$379	$614	$(70)	$(1,574)	$75
(1)Reflects change in fair value of investments in derivatives and equity securities.
(2)Reflects one time litigation costs.
(3)Reflects the gain from the sale of MDOS.
(4)Reflects one time write off in uncollectible tenant receivable.
(5)Reflects one time write off in software costs.
(6)Reflects legal and other costs related to the ATRM merger and holdings company conversion.
(7)Reflects financing costs from our credit facilities.
(8)Reflects purchases related to COVID -19 Protection Equipment.
(9)Reflects the forgiveness of the Paycheck Protection Program.

Star Equity Holdings, Inc.
Supplemental Debt Information
(Unaudited)
(In thousands)
A summary of the Company’s credit facilities and related party notes are as follows:

	September 30, 2021		December 31, 2020
	Amount	Weighted-Average Interest Rate	Amount	Weighted-Average Interest Rate
Revolving Credit Facility - Gerber KBS	$3,452	6.00%	$1,099	6.00%
Revolving Credit Facility - Gerber EBGL	2,036	6.00%	2,016	6.00%
Revolving Credit Facility - SNB	7,398	2.58%	12,710	2.64%
Total Short-term Revolving Credit Facility	$12,886	4.04%	$15,825	3.30%
Gerber - Star Term Loan	$1,140	6.25%	$262	6.75%
Premier - Term Loan	—	—%	419	5.75%
Total Short Term Debt	$1,140	6.25%	$681	6.13%
Short-term Paycheck Protection Program Notes	$—	—%	$1,856	1.00%
Short-term debt and current portion of long-term debt	$14,026	4.22%	$18,362	3.17%

Gerber - Star Term Loan	$—	—%	$1,058	6.75%
Premier - Term Loan	—	—%	321	5.75%
Total Long Term Debt	$—	—%	$1,379	6.52%
Long-term Paycheck Protection Program Notes	$—	—%	$2,321	1.00%
Long-term debt, net of current portion	$—	—%	$3,700	3.06%

LSV Co-Invest I Promissory Note (“January Note”)	$—	—%	$709	12.00%
LSV Co-Invest I Promissory Note (“June Note”)	—	—%	1,220	12.00%
LSVM Note	—	—%	378	12.00%
Total Notes Payable To Related Parties	$—	—%	$2,307	12.00%

Total Debt	$14,026	4.22%	$24,369	3.99%

Term Loan Facilities
The following table presents the Star term loan balance net of unamortized debt issuance costs as of September 30, 2021 (in thousands):

September 30, 2021
Amount
Gerber - Star Term Loan Principal	$1,346
Unamortized debt issuance costs	(206)
Total	$1,140

Star Equity Holdings, Inc.
Supplemental Segment Information
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue by segment:
Diagnostic Services	$11,098	$10,711	$33,080	$28,665
Diagnostic Imaging	3,709	2,048	9,904	7,242
Construction	14,052	8,542	34,035	19,061
Investments	—	17	—	50
Consolidated revenue	$28,859	$21,318	$77,019	$55,018

Gross profit (loss) by segment:
Diagnostic Services	$1,923	$2,076	$5,923	$5,034
Diagnostic Imaging	1,333	399	3,340	2,500
Construction	541	1,253	(759)	2,709
Investments	(50)	(48)	(176)	(146)
Consolidated gross profit	$3,747	$3,680	$8,328	$10,097

Income (loss) from continuing operations by segment:
Diagnostic Services	$617	$(221)	$2,253	$(290)
Diagnostic Imaging	338	(217)	374	(388)
Construction	(956)	(822)	(6,341)	(2,520)
Investments	(352)	(66)	(197)	(266)
Star Corporate expenses	(1,531)	(83)	(4,051)	(1,196)
Segment loss from operations	$(1,884)	$(1,409)	$(7,962)	$(4,660)

Depreciation and amortization by segment:
Diagnostic Services	$273	$280	$832	$917
Diagnostic Imaging	48	60	166	189
Construction	489	580	1,450	1,723
Investments	50	65	176	196
Total depreciation and amortization	$860	$985	$2,624	$3,025